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                                                                    EXHIBIT 21.1


                                  Subsidiaries

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      Corporate Name                          State of Incorporation
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      San Diego Testing Engineers, Inc.       Delaware
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      Los Angeles Testing Engineers, Inc.     Delaware
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      Wyman Testing Laboratories, Inc.        Delaware
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      Unitek Technical Services, Inc.         Delaware
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      AGS/PEICO, Inc.                         Delaware
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      U.S. Engineering Laboratories, Inc.     Delaware
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      Professional Engineering &
          Inspection Company                  Florida
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      BTC Laboratories, Inc.                  California
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      Testing Engineers Nevada, Inc
       (formerly Buena Engineers, Inc.)       Delaware
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      Earth Consultants, Inc.                 Washington
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      Clicks2Bricks, Inc.                     Florida
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      The Building Department, Inc.           Florida
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